Exhibit (a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY
FOR
Tender of Shares of Class A Common Stock
OF
WATSON WYATT & COMPANY HOLDINGS

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the tender offer of Watson Wyatt & Company Holdings ("Watson Wyatt") if you want to tender your shares but:

  •
  your certificates for the shares are not immediately available or cannot be delivered to the Depositary by the expiration of the tender offer;

  •
  you cannot comply with the procedure for book-entry transfer by the expiration of the tender offer; or

  •
  your other required documents cannot be delivered to the Depositary by the expiration of the tender offer.

You can still tender your shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated March 8, 2004 (as may be amended or supplemented from time to time, the "Offer to Purchase").

        This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or facsimile transmission prior to the expiration date. See Section 3 of the Offer to Purchase.

Deliver to:
WACHOVIA BANK, N.A.
the Depositary for the Tender Offer

By Mail:	By Overnight Courier:	By Facsimile: (Eligible Institutions Only):
Wachovia Bank, N.A. Attn: Corporate Actions – NC 1153 1525 West W.T. Harris Boulevard, 3C3 Charlotte, North Carolina 28288-1153 Tel: (800) 829-8432	Wachovia Bank, N.A. Attn: Corporate Actions – NC 1153 1525 West W.T. Harris Boulevard, 3C3 Charlotte, North Carolina 28262-1153 Tel: (800) 829-8432	Wachovia Bank, N.A. Attn: Corporate Actions – NC 1153 Fax: (704) 590-7628 Confirm by telephone: Tel: (704) 590-7409

        FOR THIS NOTICE TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ADDRESSES SET FORTH ABOVE BEFORE THE EXPIRATION OF THE TENDER OFFER. DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO WATSON WYATT, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) PURSUANT TO THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Watson Wyatt & Company Holdings ("Watson Wyatt"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated March 8, 2004 (as may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal, which, as the same may be amended or supplemented from time to time, together constitute the tender offer, the number of shares of Class A common stock of Watson Wyatt, $.01 par value per share, listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

        Number of shares to be tendered:                      shares

        NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

(1)
SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price as shall be determined by Watson Wyatt in accordance with the terms of the tender offer.

☐
The undersigned wants to maximize the chance that Watson Wyatt will accept for payment all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Watson Wyatt in accordance with the terms of the tender offer. The undersigned understands that this action could result in the undersigned receiving a price per share as low as $23.00.

(2)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking ONE of the following boxes INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares of Class A common stock at the price checked. The undersigned understands that this action could result in Watson Wyatt purchasing none of the shares tendered hereby if the purchase price determined by Watson Wyatt for the shares is less than the price checked below.

☐ $23.00	☐ $24.25
☐ $23.25	☐ $24.50
☐ $23.50	☐ $24.75
☐ $23.75	☐ $25.00
☐ $24.00	☐ $25.25

        CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

        A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PURCHASE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

ODD LOTS
(See Instruction 15 to the Letter of Transmittal)

        To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares.

        The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)

        A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of shares indicated below is purchased by Watson Wyatt pursuant to the terms of the tender offer, none of the shares tendered by such stockholder will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and Watson Wyatt urges stockholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

  ☐
  Minimum number of shares that must be purchased, if any are purchased:

                       shares

        If, because of proration, the minimum number of shares designated will not be purchased, Watson Wyatt may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

  ☐
  The tendered shares represent all shares held by the undersigned.

CERTIFICATION BY NON-UNITED STATES HOLDERS
TENDERING ALL SHARES ACTUALLY AND CONSTRUCTIVELY OWNED
(To be completed only by Non-U.S. holders who are tendering all of their shares)
(See Instruction 11 to the Letter of Transmittal)

        The undersigned represents that either:

  ☐
  the undersigned is the beneficial or record owner of shares and is tendering all of the undersigned's shares, including those owned directly and constructively (See Section 13 of the Offer to Purchase); or

  ☐
  the undersigned is a broker, dealer, commercial bank, trust company or other nominee that: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which the undersigned is the record owner; and (b) believes, based upon representations made to the undersigned by such beneficial owners, that each such person is tendering all of their shares, including those owned directly and constructively (See Section 13 of the Offer to Purchase).

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s)

(Please Print)
Address(es)
Zip Code(s)
(Area Code) Telephone No.
X

X

Signature(s) of Record Holder(s)	Date
Number of Shares
Certificate No.(s) (If Available)
Check if shares will be tendered by book-entry transfer ☐
Name of Tendering Institution: _____________________________________ Account No. _____________________________________

GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange of 1934, as amended (the "Exchange Act"), hereby guarantees (i) that the above-named person(s) "own(s)" the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

(Name of Eligible Institution Guaranteeing Delivery):
Address:

(Zip Code)
(Area Code) Telephone No.:
Signature:
(Authorized Signature)
Name:
(Print Name)
Title:
Dated:	, 2004

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.